UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 3, 2015
Ingram Micro Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 E. St. Andrew Place, Santa Ana, CA 92705 (Address of Principal Executive Offices and Zip Code)

(714) 566-1000
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders on June 3, 2015 (the “2015 Annual Meeting”), the shareholders of Ingram Micro Inc. (the “Company”) approved the following proposals, in each case consistent with the recommendation of the Board of Directors of the Company. For more information on the following proposals considered at the 2015 Annual Meeting, see the Company’s proxy statement filed with the Securities and Exchange Commission on April 20, 2015, the relevant portions of which are incorporated herein by reference.

1.	The Company’s shareholders elected each of the ten nominees to the Board of Directors for a one-year term by a majority of the votes cast:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Howard I. Atkins	123,591,325	18,156,990	111,611	6,631,151
David A. Barnes	139,909,236	1,837,226	113,464	6,631,151
Leslie Stone Heisz	140,578,434	1,099,593	181,899	6,631,151
John R. Ingram	123,373,142	18,375,346	111,438	6,631,151
Dale R. Laurance	140,319,915	1,427,437	112,574	6,631,151
Linda Fayne Levinson	109,338,589	32,377,461	143,876	6,631,151
Scott A. McGregor	140,653,410	1,093,728	112,788	6,631,151
Carol G. Mills	138,715,133	3,031,058	113,735	6,631,151
Alain Monié	140,464,466	1,283,536	111,924	6,631,151
Wade Oosterman	136,781,995	4,964,707	113,224	6,631,151

2.	The Company’s shareholders voted for advisory approval of the compensation of the Company’s named executive officers.

Number of Votes
For	115,812,509
Against	25,049,388
Abstain	998,029
Broker Non-Votes	6,631,151

3.	The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year:

Number of Votes
For	147,949,555
Against	436,786
Abstain	104,736
Broker Non-Votes	N/A

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.
Date:	June 3, 2015	By:
			Name:	Larry C. Boyd
			Title:	Executive Vice President, Secretary and General Counsel